EXHIBIT 99.1

FOR RELEASE 6:00 AM ET, January 25, 2024

Contact:    Robert S. Tissue, Executive Vice President & CFO

Telephone:    (304) 530-0552

Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS EARNINGS OF $1.11 PER SHARE FOR FOURTH QUARTER 2023

MOOREFIELD, WV – January 25, 2024 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported financial results for the fourth quarter of 2023, highlighting robust core operating performance marked by continued notable strength in its net interest margin. The Company’s continued success underscores its position as an exceptional community bank, reflecting a sound strategy and solid operational execution.

The Company, which serves commercial and individual clients across West Virginia, the Washington D.C. metropolitan area, Virginia, Kentucky, the Eastern Shore of Maryland and Delaware through Summit Community Bank, Inc., reported net income applicable to common shares of $16.4 million, or $1.11 per diluted share, for the fourth quarter of 2023, as compared to $16.1 million, or $1.09 per diluted share, for the third quarter of 2023 and $14.9 million, or $1.16 per diluted share, for the fourth quarter of 2022.

Key Highlights for the Fourth Quarter and Year 2023

●

Our pending merger with Burke & Herbert Financial Services Corp. (“Burke & Herbert”) was approved by both Burke & Herbert’s and Summit’s shareholders on December 6, 2023. The transaction is expected to close in late Q1 2024 following receipt of Federal regulatory approval.

●

Tangible Book Value Per Common Share (“TBVPCS”) increased by $1.67 to $23.89 during the fourth quarter of 2023, representing a 7.5 percent increase. This increase was primarily due to retained earnings and the increase in the fair value of available for sale securities reflected in accumulated other comprehensive loss. For 2023, TBVPCS increased by $2.19.

●	Our net interest margin (“NIM”) decreased 12 basis points to 3.76 percent from the linked quarter. For the year 2023, NIM increased 11 basis points.

●

The fourth quarter saw a modest increase in total loans, excluding mortgage warehouse lines of credit and acquired loans, registering an increase of 2.85 percent (11.4 percent annualized). This performance was further underscored by year-over-year growth of 8.3 percent.

●

Summit's core deposits experienced modest decline in the fourth quarter of 2023, down 1.1 percent from the linked quarter and, excluding acquired Provident State Bank, Inc. (“PSB”) deposits, increased 1.5 percent during full-year 2023.

●	The Company’s provision for credit losses totaled $1.50 million in the fourth quarter of 2023 compared to $1.25 million in the linked quarter.

●

Summit’s efficiency ratio was 47.33 percent compared to 47.15 percent in the linked quarter, indicating optimized use of resources.  For full year 2023, the efficiency ratio was 47.51 percent compared to 47.76 percent in 2022.

●

Annualized non-interest expense ratio decreased to 2.05 percent of average assets from 2.10 percent in the previous quarter and increased from 1.92 percent in the same quarter last year.  Excluding acquisition-related expenses, annualized non-interest expense would have been 1.98 percent of average assets in Q4 2023 and 2.01 percent of average assets for Q3 2023.

"We are extremely pleased by our core performance both for fourth quarter and for the year 2023", stated H. Charles Maddy III, President and Chief Executive Officer of Summit Financial Group, "highlighted by solid loan growth, a stable top quartile peer net interest margin, an enviable efficiency ratio and best-in-class return on tangible common equity." Mr. Maddy continued, "Looking ahead as we prepare for our strategic merger with Burke & Herbert, we remain committed to enhancing shareholder value, driven by our foundational strengths and synergistic growth plans. With our dedicated team, resilient strategies and community trust, we are optimistic and geared up for the opportunities and challenges ahead."

Results from Operations

Net interest income totaled $40.8 million in the fourth quarter of 2023, marking an increase of 18.7 percent from the prior-year fourth quarter and down 1.2 percent from the linked quarter. This year-over-year robust growth is primarily attributable to our strategic expansion of the loan portfolio and optimizations in investment allocations. NIM for the fourth quarter 2023 was 3.76 percent compared to 3.88 percent for the linked quarter and 3.80 percent for the prior-year quarter, as the cost of interest-bearing funds outpaced the increased yields on interest earning assets.

Summit recorded a $1.50 million provision for credit losses in the fourth quarter of 2023 compared to $1.25 million for the linked quarter and $1.50 million in the fourth quarter of 2022.

Noninterest income, consisting primarily of service fee income from community banking activities and trust and wealth management fees, for fourth quarter 2023 was $5.80 million compared to $5.27 million for the linked quarter and $4.87 million for the comparable period of 2022. The Company recognized net gains on equity investments of $365,000 in the fourth quarter 2023 compared to $180,000 in the linked quarter. Excluding gains and losses from debt securities and equity investments, the combined revenue from net interest income and non-interest income for Q4 2023 was $46.2 million compared to $46.4 million in the linked quarter and a substantial 18.6 percent growth from $39.0 million recorded in the fourth quarter of 2022.

Total noninterest expense decreased to $23.9 million in the fourth quarter of 2023, down 1.1 percent from $24.2 million in the linked quarter primarily due to lower salaries and employee benefits and fewer acquisition-related expenses in the fourth quarter. Conversely, there was a 26.8 percent hike from $18.8 million for the same quarter in the prior year, attributed mainly to the assimilation of operational costs from the newly integrated PSB operations and higher acquisition-related expenses in 2024.

Salary and benefit expenses were $11.4 million in the fourth quarter of 2023, a decrease from $12.0 million in the preceding quarter but up from $10.5 million in the same period last year. The year-over-year increase was primarily due to the PSB acquisition and higher group health insurance premiums.

Acquisition-related expenses representing legal, due diligence and fairness opinion costs relative to the Burke & Herbert merger were $839,000 for Q4 2023 compared to $1.11 million for the linked quarter and $81,000 during Q4 2022.

Summit’s efficiency ratio was 47.33 percent in the fourth quarter of 2023, an increase from 46.40 percent in the fourth quarter of 2022, and marginally better than the 47.15 percent in the linked quarter. Concurrently, the non-interest expense to average assets ratio was optimized to 2.05 percent, compared to 2.10 percent in the previous quarter, indicating enhanced operational efficiency despite the expanded asset base post-PSB acquisition.

Balance Sheet

As of December 31, 2023, total assets were $4.6 billion, an increase of $717.6 million, or 18.3 percent since December 31, 2022.  Excluding acquired PSB assets, total assets increased by $149.3 million, or 3.8 percent since December 31, 2022.

Total loans net of unearned fees increased 19.4 percent to $3.7 billion as of December 31, 2023, from $3.1 billion at December 31, 2022. Total loans, excluding those related to mortgage warehouse lending and acquired loans, reached $3.2 billion as of December 31, 2023. This represents an increase of 2.85 percent (or 11.4 percent when annualized) during the quarter just ended.

Deposits totaled $3.7 billion on December 31, 2023, a 1.0 percent decrease during the fourth quarter. Core deposits decreased 1.1 percent during the fourth quarter 2023 to $3.7 billion.  Adjusted uninsured deposits (excluding uninsured public deposits otherwise secured or collateralized as required by law) were 34.8 percent of total deposits at December 31, 2023 compared to 29.8 percent at year-end 2022.

Total shareholders’ equity was $440.2 million as of December 31, 2023, compared to $354.5 million at December 31, 2022. Summit paid a quarterly common dividend of $0.22 per share in the fourth quarter of 2023.

Tangible Book Value Per Common Share (“TBVPCS”) increased by $1.67 to $23.89 during the fourth quarter of 2023, representing a 7.5 percent increase. This increase was primarily due to retained earnings and the increase in the fair value of available for sale securities reflected in accumulated other comprehensive loss. Summit had 14,683,457 outstanding common shares at December 31, 2023, compared to 12,783,646 at year-end 2022.

Asset Quality

The Company recorded net loan recoveries of $188,000 during the fourth quarter 2023, representing 0.02 percent of average loans annualized, compared to net loan charge-offs (“NCOs”) of $119,000, representing 0.01 percent of average loans annualized, in the linked quarter. NCOs of $1,000 represented 0.0 percent of average loans annualized in the year-ago period.

Summit’s allowance for loan credit losses was $48.1 million on December 31, 2023, $47.2 million at the end of the linked quarter, and $38.9 million on December 31, 2022. As of December 31, 2023, the allowance for loan credit losses stood at 1.31 percent of total loans, reflecting a slight increase compared to the rate of 1.26 percent recorded as of December 31, 2022.  In terms of the allowance's coverage, it represented 386.6 percent of nonperforming loans at December 31, 2023, in contrast to the figure of 497.2 percent at December 31, 2022.

Summit’s allowance for credit losses on unfunded loan commitments was $7.74 million as of December 31, 2023, compared to $6.91 million at the end of the linked quarter. During the most recent quarter, the allowance for credit losses on unfunded loan commitments increased by $830,000, primarily due to a change in mix of type of unfunded loan balances.

As of December 31, 2023, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, totaled $16.2 million, or 0.35 percent of assets, compared to NPAs of $12.9 million, or 0.33 percent of assets at year-end 2022.

About the Company

Summit Financial Group, Inc. is the $4.6 billion financial holding company for Summit Community Bank, Inc. Its talented bankers serve commercial and individual clients throughout West Virginia, the Washington, D.C. metropolitan area, Virginia, Kentucky, Eastern Shore of Maryland and Delaware. Summit’s focus on in-market commercial lending and providing other business banking services in dynamic markets is designed to leverage its highly efficient operations and core deposits in strong legacy locations. Residential and consumer lending, trust and wealth management, and other retail financial services are offered through convenient digital and mobile banking platforms, including MySummitBank.com and 54 full-service branch locations. More information on Summit Financial Group, Inc. (NASDAQ: SMMF), headquartered in West Virginia’s Eastern Panhandle in Moorefield, is available at SummitFGI.com.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), Summit’s management uses, and this press release contains or references, certain non-GAAP financial measures, such as tangible common equity/tangible assets; efficiency ratio; return on average tangible equity and return on average tangible common equity. Summit believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although Summit believes that these non-GAAP financial measures enhance investors' understanding of Summit’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP or are they necessarily comparable to non-GAAP performance measures presented by other companies.

Forward-Looking Statements

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include: the effect of  pandemics, including the negative impacts and disruptions on the communities we serve, and the domestic and global economy, which may have an adverse effect on our business; current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; fiscal and monetary policies of the Federal Reserve; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; the successful integration of operations of our acquisitions; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economies, the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; delays in completing the pending merger of Summit and Burke & Herbert, the failure to obtain necessary regulatory approvals and shareholder approvals or to satisfy any of the other conditions to the merger on a timely basis or at all, the possibility that the anticipated benefits of the merger are not realized when expected or at all, corporate strategies or objectives, including the impact of certain actions and initiatives, anticipated trends in Summit's business, regulatory developments, estimated synergies, cost savings and financial benefits of completed transactions, growth strategies, the inability to realize cost savings or improved revenues or to implement integration plans and other consequences associated with the proposed merger; and the other factors discussed in the “Risk Factors” section of Summit’s Annual Report on Form 10–K for the year ended December 31, 2022, in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of Summit’s Quarterly Report on Form 10–Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, and other reports Summit files with the SEC. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Quarterly Performance Summary (unaudited) -- Q4 2023 vs Q4 2022

	For the Quarter Ended		Percent
Dollars in thousands	12/31/2023	12/31/2022	Change
Statements of Income
Interest income
Loans, including fees	$59,856	$43,589	37.3%
Securities	6,538	4,181	56.4%
Other	122	70	74.3%
Total interest income	66,516	47,840	39.0%
Interest expense
Deposits	21,417	10,194	110.1%
Borrowings	4,306	3,293	30.8%
Total interest expense	25,723	13,487	90.7%

Net interest income	40,793	34,353	18.7%
Provision for credit losses	1,500	1,500	0.0%
Net interest income after provision for credit losses	39,293	32,853	19.6%

Noninterest income
Trust and wealth management fees	952	750	26.9%
Mortgage origination revenue	65	286	-77.3%
Service charges on deposit accounts	1,866	1,526	22.3%
Bank card revenue	1,837	1,513	21.4%
Net gains on equity investments	365	280	30.4%
Net realized gains/(losses) on debt securities	15	(24)	n/m
Bank owned life insurance and annuity income	499	367	36.0%
Other income	202	167	21.0%
Total noninterest income	5,801	4,865	19.2%
Noninterest expense
Salaries and employee benefits	11,374	10,532	8.0%
Net occupancy expense	1,554	1,328	17.0%
Equipment expense	2,342	1,769	32.4%
Professional fees	529	386	37.0%
Advertising and public relations	432	280	54.3%
Amortization of intangibles	995	351	183.5%
FDIC premiums	670	352	90.3%
Bank card expense	809	679	19.1%
Foreclosed properties expense, net of (gains)/losses	16	159	-89.9%
Acquisition-related expense	839	81	n/m
Other expenses	4,347	2,932	48.3%
Total noninterest expense	23,907	18,849	26.8%
Income before income taxes	21,187	18,869	12.3%
Income tax expense	4,590	3,783	21.3%
Net income	16,597	15,086	10.0%
Preferred stock dividends	225	225	n/a

Net income applicable to common shares	$16,372	$14,861	10.2%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Quarterly Performance Summary (unaudited) -- Q4 2023 vs Q4 2022

	For the Quarter Ended		Percent
	12/31/2023	12/31/2022	Change
Per Share Data
Earnings per common share
Basic	$1.12	$1.16	-3.4%
Diluted	$1.11	$1.16	-4.3%

Cash dividends per common share	$0.22	$0.20	10.0%
Common stock dividend payout ratio	19.5%	16.9%	15.4%

Average common shares outstanding
Basic	14,676,383	12,775,703	14.9%
Diluted	14,718,790	12,837,637	14.7%

Common shares outstanding at period end	14,683,457	12,783,646	14.9%

Performance Ratios
Return on average equity	15.74%	17.50%	-10.1%
Return on average tangible equity (C)	20.01%	21.75%	-8.0%
Return on average tangible common equity (D)	20.91%	22.96%	-8.9%
Return on average assets	1.42%	1.54%	-7.8%
Net interest margin (A)	3.76%	3.80%	-1.1%
Efficiency ratio (B)	47.33%	46.40%	2.0%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Non-GAAP financial measure computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Non-GAAP financial measure that equals: (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Non-GAAP financial measure that equals: (Net income + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Annual Performance Summary (unaudited) -- 2023 vs 2022

	For the Year Ended		Percent
Dollars in thousands	12/31/2023	12/31/2022	Change
Statements of Income
Interest income
Loans, including fees	$217,855	$145,364	49.9%
Securities	23,961	13,052	83.6%
Other	732	331	121.1%
Total interest income	242,548	158,747	52.8%
Interest expense
Deposits	73,191	20,683	253.9%
Borrowings	12,788	9,078	40.9%
Total interest expense	85,979	29,761	188.9%

Net interest income	156,569	128,986	21.4%
Provision for credit losses	12,250	6,950	76.3%
Net interest income after provision for credit losses	144,319	122,036	18.3%

Noninterest income
Trust and wealth management fees	3,436	2,978	15.4%
Mortgage origination revenue	577	1,480	-61.0%
Service charges on deposit accounts	6,977	6,150	13.4%
Bank card revenue	7,299	6,261	16.6%
Net gains on equity investments	740	265	179.2%
Net realized (losses) on debt securities	(266)	(708)	62.4%
Bank owned life insurance and annuity income	1,576	1,211	30.1%
Other income	537	516	4.1%
Total noninterest income	20,876	18,153	15.0%
Noninterest expense
Salaries and employee benefits	46,296	40,452	14.4%
Net occupancy expense	5,851	5,128	14.1%
Equipment expense	9,094	7,253	25.4%
Professional fees	1,775	1,628	9.0%
Advertising and public relations	1,113	893	24.6%
Amortization of intangibles	3,335	1,440	131.6%
FDIC premiums	2,458	1,224	100.8%
Bank card expense	3,429	2,928	17.1%
Foreclosed properties expense, net of (gains)/losses	89	236	-62.3%
Acquisition-related expense	6,444	114	n/m
Other expenses	14,909	11,583	28.7%
Total noninterest expense	94,793	72,879	30.1%
Income before income taxes	70,402	67,310	4.6%
Income tax expense	15,163	14,094	7.6%
Net income	55,239	53,216	3.8%
Preferred stock dividends	900	900	0.0%

Net income applicable to common shares	$54,339	$52,316	3.9%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Annual Performance Summary (unaudited) -- 2023 vs 2022

	For the Year Ended		Percent
	12/31/2023	12/31/2022	Change
Per Share Data
Earnings per common share
Basic	$3.82	$4.10	-6.8%
Diluted	$3.81	$4.08	-6.6%

Cash dividends per common share	$0.84	$0.76	10.5%
Common stock dividend payout ratio	21.6%	18.2%	18.7%

Average common shares outstanding
Basic	14,206,811	12,760,649	11.3%
Diluted	14,249,129	12,821,533	11.1%

Common shares outstanding at period end	14,683,457	12,783,646	14.9%

Performance Ratios
Return on average equity	13.69%	15.83%	-13.5%
Return on average tangible equity (C)	17.51%	19.88%	-11.9%
Return on average tangible common equity (D)	18.34%	21.03%	-12.8%
Return on average assets	1.25%	1.42%	-12.0%
Net interest margin (A)	3.84%	3.73%	2.9%
Efficiency ratio (B)	47.57%	47.76%	-0.4%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Non-GAAP financial measure computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Non-GAAP financial measure that equals: (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Non-GAAP financial measure that equals: (Net income + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
Dollars in thousands	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Statements of Income
Interest income
Loans, including fees	$59,856	$58,102	$54,413	$45,485	$43,589
Securities	6,538	6,357	6,247	4,819	4,181
Other	122	235	203	171	70
Total interest income	66,516	64,694	60,863	50,475	47,840
Interest expense
Deposits	21,417	19,924	17,851	14,000	10,194
Borrowings	4,306	3,497	2,699	2,286	3,293
Total interest expense	25,723	23,421	20,550	16,286	13,487

Net interest income	40,793	41,273	40,313	34,189	34,353
Provision for credit losses	1,500	1,250	8,000	1,500	1,500
Net interest income after provision for credit losses	39,293	40,023	32,313	32,689	32,853

Noninterest income
Trust and wealth management fees	952	819	854	811	750
Mortgage origination revenue	65	172	169	171	286
Service charges on deposit accounts	1,866	1,775	1,943	1,392	1,526
Bank card revenue	1,837	1,907	1,987	1,568	1,513
Net gains on equity investments	365	180	150	45	280
Net realized gains/(losses) on debt securities	15	(12)	(211)	(59)	(24)
Bank owned life insurance and annuity income	499	311	431	336	367
Other income	202	113	100	122	167
Total noninterest income	5,801	5,265	5,423	4,386	4,865
Noninterest expense
Salaries and employee benefits	11,374	11,959	12,156	10,807	10,532
Net occupancy expense	1,554	1,436	1,528	1,333	1,328
Equipment expense	2,342	2,361	2,361	2,030	1,769
Professional fees	529	400	471	376	386
Advertising and public relations	432	247	264	170	280
Amortization of intangibles	995	998	999	343	351
FDIC premiums	670	716	742	330	352
Bank card expense	809	972	951	696	679
Foreclosed properties expense, net of (gains)/losses	16	10	48	15	159
Acquisition-related expenses	839	1,110	4,163	331	81
Other expenses	4,347	3,953	3,641	2,968	2,932
Total noninterest expense	23,907	24,162	27,324	19,399	18,849
Income before income taxes	21,187	21,126	10,412	17,676	18,869
Income tax expense	4,590	4,794	2,203	3,575	3,783
Net income	16,597	16,332	8,209	14,101	15,086
Preferred stock dividends	225	225	225	225	225

Net income applicable to common shares	$16,372	$16,107	$7,984	$13,876	$14,861

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Per Share Data
Earnings per common share
Basic	$1.12	$1.10	$0.54	$1.09	$1.16
Diluted	$1.11	$1.09	$0.54	$1.08	$1.16

Cash dividends per common share	$0.22	$0.22	$0.20	$0.20	$0.20
Common stock dividend payout ratio	19.5%	19.8%	36.7%	18.1%	16.9%

Average common shares outstanding
Basic	14,676,383	14,672,176	14,668,923	12,783,851	12,775,703
Diluted	14,718,790	14,714,211	14,703,636	12,830,102	12,837,637

Common shares outstanding at period end	14,683,457	14,674,852	14,672,147	12,786,404	12,783,646

Performance Ratios
Return on average equity	15.74%	15.66%	7.99%	15.55%	17.50%
Return on average tangible equity (C)	20.01%	20.03%	10.86%	19.10%	21.75%
Return on average tangible common equity (D)	20.91%	20.95%	11.37%	20.10%	22.96%
Return on average assets	1.42%	1.42%	0.73%	1.43%	1.54%
Net interest margin (A)	3.76%	3.88%	3.89%	3.83%	3.80%
Efficiency ratio (B)	47.33%	47.15%	47.90%	48.00%	46.40%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Non-GAAP financial measure computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Non-GAAP financial measure that equals: (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Non-GAAP financial measure that equals: (Net income + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022

Assets
Cash and due from banks	$21,834	$23,159	$23,341	$16,488	$16,469
Interest bearing deposits other banks	30,398	36,398	39,902	54,328	28,248
Debt securities, available for sale	502,762	511,403	512,038	431,933	405,201
Debt securities, held to maturity	94,227	94,715	95,200	95,682	96,163
Equity investments	10,958	31,241	30,818	29,867	29,494
Other investments	21,130	19,579	16,014	12,696	16,029
Loans, net	3,633,522	3,551,686	3,506,880	3,059,099	3,043,919
Property held for sale	3,729	4,505	4,742	5,128	5,067
Premises and equipment, net	63,038	62,721	60,967	54,491	53,981
Goodwill and other intangible assets, net	74,430	75,425	76,423	61,807	62,150
Cash surrender value of life insurance policies and annuities	85,679	85,076	84,790	72,019	71,640
Derivative financial instruments	33,145	44,527	39,951	34,758	40,506
Other assets	59,470	63,773	61,204	49,111	47,825
Total assets	$4,634,322	$4,604,208	$4,552,270	$3,977,407	$3,916,692

Liabilities and Shareholders' Equity
Deposits	$3,715,148	$3,754,495	$3,735,034	$3,299,846	$3,169,879
Short-term borrowings	302,957	258,054	232,150	140,150	225,999
Long-term borrowings and subordinated debentures, net	124,008	123,892	123,776	123,660	123,543
Other liabilities	52,001	51,315	48,136	44,205	42,741
Total liabilities	4,194,114	4,187,756	4,139,096	3,607,861	3,562,162
Preferred stock and related surplus	14,920	14,920	14,920	14,920	14,920
Common stock and related surplus	129,990	130,508	130,227	90,939	90,696
Retained earnings	302,783	289,641	276,762	271,712	260,393
Accumulated other comprehensive loss	(7,485)	(18,617)	(8,735)	(8,025)	(11,479)
Total shareholders' equity	440,208	416,452	413,174	369,546	354,530
Total liabilities and shareholders' equity	$4,634,322	$4,604,208	$4,552,270	$3,977,407	$3,916,692

Book value per common share	$28.96	$27.36	$27.14	$27.73	$26.57
Tangible book value per common share (A)	$23.89	$22.22	$21.93	$22.90	$21.70
Tangible common equity to tangible assets (B)	7.7%	7.2%	7.2%	7.5%	7.2%

NOTES

(A) - Non-GAAP financial measure that equals: (Common stock and related surplus + Retained earnings + Accumulated other comprehensive income/loss - Intangible assets) / Common shares outstanding.

(B) - Non-GAAP financial measure that equals: (Common stock and related surplus + Retained earnings + Accumulated other comprehensive income/loss - Intangible assets) / (Total assets - Intangible assets).

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022

Commercial	$503,842	$511,951	$511,457	$498,268	$501,844
Mortgage warehouse lines	108,848	114,734	118,785	86,240	130,390
Commercial real estate
Owner occupied	545,108	547,886	566,447	469,560	467,050
Non-owner occupied	1,254,337	1,217,029	1,193,927	1,036,358	1,004,368
Construction and development
Land and development	145,258	114,354	117,371	102,351	106,362
Construction	374,026	349,049	309,709	290,556	282,935
Residential real estate
Conventional	505,398	497,076	483,998	395,312	386,874
Jumbo	116,614	113,837	117,219	111,475	92,103
Home equity	81,126	81,967	86,050	70,167	71,986
Consumer	43,756	44,288	44,429	36,531	35,372
Other	3,299	6,748	3,169	3,117	3,534
Total loans, net of unearned fees	3,681,612	3,598,919	3,552,561	3,099,935	3,082,818
Less allowance for loan credit losses	48,090	47,233	45,681	40,836	38,899
Loans, net	$3,633,522	$3,551,686	$3,506,880	$3,059,099	$3,043,919

Unfunded loan commitments	$950,001	$943,508	$957,278	$907,757	$925,657

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Core deposits
Non interest bearing checking	$593,576	$630,055	$679,139	$552,716	$553,616
Interest bearing checking	2,164,522	2,144,737	2,024,341	1,886,011	1,743,299
Savings	450,526	477,348	512,129	462,631	496,751
Time deposits	473,687	469,530	465,026	327,037	343,423
Total core deposits	3,682,311	3,721,670	3,680,635	3,228,395	3,137,089

Brokered deposits	32,837	32,825	54,399	71,451	32,790
Total deposits	$3,715,148	$3,754,495	$3,735,034	$3,299,846	$3,169,879

Estimated uninsured deposits (A)	$1,291,467	$1,283,610	$1,189,908	$933,703	$946,188

(A) - Excludes uninsured public funds otherwise secured or collateralized as required by law

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Summit Financial Group, Inc.
CET1 Risk-based Capital	9.1%	8.9%	8.7%	8.9%	8.6%
Tier 1 Risk-based Capital	9.9%	9.7%	9.5%	9.8%	9.5%
Total Risk Based Capital	13.7%	13.5%	13.3%	14.0%	13.5%
Tier 1 Leverage	8.7%	8.5%	8.4%	8.7%	8.5%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.7%	11.6%	11.3%	11.9%	11.6%
Tier 1 Risk-based Capital	11.7%	11.6%	11.3%	11.9%	11.6%
Total Risk Based Capital	12.9%	12.7%	12.5%	13.1%	12.6%
Tier 1 Leverage	10.2%	10.1%	9.9%	10.6%	10.4%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)

	For the Quarter Ended
Dollars in thousands	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022

Gross loan charge-offs	$444	$227	$4,009	$164	$250
Gross loan recoveries	(632)	(108)	(118)	(227)	(249)
Net loan charge-offs (recoveries)	$(188)	$119	$3,891	$(63)	$1

Net loan charge-offs (recoveries) to average loans (annualized)	-0.02%	0.01%	0.44%	-0.01%	0.00%

Allowance for loan credit losses	$48,090	$47,233	$45,681	$40,836	$38,899
Allowance for loan credit losses as a percentage of period end loans	1.31%	1.31%	1.29%	1.32%	1.26%
Allowance for credit losses on unfunded loan commitments ("ULC'")	$7,742	$6,912	$7,332	$6,572	$6,947
Allowance for credit losses on ULC as a percentage of period end ULC	0.81%	0.73%	0.81%	0.72%	0.75%

Nonperforming assets:
Nonperforming loans
Commercial	$1,088	$783	$254	$402	$93
Commercial real estate	5,675	6,402	5,970	1,700	1,750
Residential construction and development	708	750	772	813	851
Residential real estate	4,831	4,787	4,298	4,322	5,117
Consumer	137	124	46	65	12
Total nonperforming loans	12,439	12,846	11,340	7,302	7,823
Foreclosed properties
Commercial real estate	297	297	297	297	297
Commercial construction and development	1,253	2,187	2,187	2,187	2,187
Residential construction and development	1,924	1,924	2,161	2,293	2,293
Residential real estate	255	97	97	351	290
Total foreclosed properties	3,729	4,505	4,742	5,128	5,067
Total nonperforming assets	$16,168	$17,351	$16,082	$12,430	$12,890

Nonperforming loans to period end loans	0.34%	0.36%	0.32%	0.24%	0.25%
Nonperforming assets to period end assets	0.35%	0.38%	0.35%	0.31%	0.33%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Loans Past Due 30-89 Days (unaudited)

Dollars in thousands	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022

Commercial	$1,152	$3,300	$1,006	$463	$3,168
Commercial real estate	1,711	781	513	1,000	641
Construction and development	570	793	161	3,459	317
Residential real estate	6,114	4,620	4,933	2,311	6,231
Consumer	401	440	389	252	253
Other	43	37	17	13	22
Total	$9,991	$9,971	$7,019	$7,498	$10,632

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Average Balance Sheet, Interest Earnings & Expenses and Average Rates

Q4 2023 vs Q3 2023 vs Q4 2022 (unaudited)

	Q4 2023			Q3 2023			Q4 2022
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$3,688,505	$59,802	6.43%	$3,591,583	$58,040	6.41%	$3,100,595	$43,549	5.57%
Tax-exempt (2)	4,357	68	6.19%	3,911	78	7.91%	4,525	52	4.56%
Securities
Taxable	410,211	5,129	4.96%	417,299	4,972	4.73%	280,114	2,747	3.89%
Tax-exempt (2)	206,375	1,784	3.43%	211,150	1,754	3.30%	219,245	1,813	3.28%
Interest bearing deposits other banks and Federal funds sold	31,053	122	1.56%	39,200	235	2.38%	25,785	70	1.08%
Total interest earning assets	4,340,501	66,905	6.12%	4,263,143	65,079	6.06%	3,630,264	48,231	5.27%

Noninterest earning assets
Cash & due from banks	22,485			24,229			16,892
Premises & equipment	63,298			62,085			54,431
Intangible assets	75,043			76,037			62,336
Other assets	215,821			219,150			191,926
Allowance for loan credit losses	(47,834)			(46,498)			(37,377)
Total assets	$4,669,314			$4,598,146			$3,918,472

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing demand deposits	$2,170,953	$16,196	2.96%	$2,057,035	$15,053	2.90%	$1,615,275	$7,848	1.93%
Savings deposits	459,277	1,986	1.72%	493,565	2,035	1.64%	529,039	1,651	1.24%
Time deposits	508,383	3,235	2.52%	505,824	2,836	2.22%	399,101	695	0.69%
Short-term borrowings	309,657	2,791	3.58%	267,935	1,988	2.94%	276,823	1,868	2.68%
Long-term borrowings and subordinated debentures	123,954	1,515	4.85%	123,839	1,509	4.83%	123,488	1,425	4.58%
Total interest bearing liabilities	3,572,224	25,723	2.86%	3,448,198	23,421	2.69%	2,943,726	13,487	1.82%

Noninterest bearing liabilities
Demand deposits	621,082			681,035			586,617
Other liabilities	54,160			51,669			43,378
Total liabilities	4,247,466			4,180,902			3,573,721

Shareholders' equity - preferred	14,920			14,920			14,920
Shareholders' equity - common	406,928			402,324			329,831
Total liabilities and shareholders' equity	$4,669,314			$4,598,146			$3,918,472

NET INTEREST EARNINGS		$41,182			$41,658			$34,744

NET INTEREST MARGIN			3.76%			3.88%			3.80%
(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $389,000, $385,000 and $391,000 for Q4 2023, Q3 2023 and Q4 2022, respectively.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Average Balance Sheet, Interest Earnings & Expenses and Average Rates

YTD 2023 vs YTD 2022 (unaudited)

	YTD 2023			YTD 2022
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$3,472,844	$217,615	6.27%	$2,949,350	$145,189	4.92%
Tax-exempt (2)	4,618	304	6.58%	4,961	222	4.47%
Securities
Taxable	392,720	18,412	4.69%	295,264	8,442	2.86%
Tax-exempt (2)	210,945	7,024	3.33%	195,558	5,836	2.98%
Interest bearing deposits other banks and Federal funds sold	34,948	732	2.09%	46,248	331	0.72%
Total interest earning assets	4,116,075	244,087	5.93%	3,491,381	160,020	4.58%

Noninterest earning assets
Cash & due from banks	21,948			17,473
Premises & equipment	60,123			55,219
Intangible assets	73,430			62,878
Other assets	209,305			167,982
Allowance for loan losses	(44,564)			(34,630)
Total assets	$4,436,317			$3,760,303

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing demand deposits	$2,009,253	$55,471	2.76%	$1,350,227	$13,863	1.03%
Savings deposits	490,219	7,935	1.62%	627,630	4,155	0.66%
Time deposits	479,573	9,785	2.04%	479,545	2,665	0.56%
Short-term borrowings	238,351	6,816	2.86%	204,265	3,786	1.85%
Long-term borrowings and subordinated debentures	123,777	5,972	4.82%	123,331	5,292	4.29%
Total interest bearing liabilities	3,341,173	85,979	2.57%	2,784,998	29,761	1.07%

Noninterest bearing liabilities
Demand deposits	641,806			597,199
Other liabilities	49,966			42,005
Total liabilities	4,032,945			3,424,202

Shareholders' equity - preferred	14,920			14,920
Shareholders' equity - common	388,452			321,181
Total liabilities and shareholders' equity	$4,436,317			$3,760,303

NET INTEREST EARNINGS		$158,108			$130,259

NET INTEREST MARGIN			3.84%			3.73%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $1,539,000 and $1,273,000 for YTD 2023 and YTD 2022 periods, respectively.